UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 26, 2011

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

(a)  The Annual Meeting of Stockholders (the “Annual Meeting”) of CBS Corporation (the “Company”) was held on May 26, 2011.

(b)  The final results of voting on each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting were certified by the independent inspector of election and are as follows:

1.             Election of Directors:

Name	For	Withheld	Broker Non-Votes
David R. Andelman	41,693,749	69,655	1,238,523
Joseph A. Califano, Jr.	41,720,621	42,783	1,238,523
William S. Cohen	40,375,584	1,387,820	1,238,523
Gary L. Countryman	41,722,865	40,539	1,238,523
Charles K. Gifford	40,323,081	1,440,323	1,238,523
Leonard Goldberg	41,683,248	80,156	1,238,523
Bruce S. Gordon	40,375,972	1,387,432	1,238,523
Linda M. Griego	41,721,972	41,432	1,238,523
Arnold Kopelson	41,723,475	39,929	1,238,523
Leslie Moonves	41,691,491	71,913	1,238,523
Doug Morris	41,707,175	56,229	1,238,523
Shari Redstone	41,691,246	72,158	1,238,523
Sumner M. Redstone	41,687,230	76,174	1,238,523
Frederic V. Salerno	41,649,086	114,318	1,238,523

2.                                       Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2011:

For	Against	Abstentions
42,947,573	43,639	10,715

3.                                       Advisory (non-binding) vote on the compensation of the Company’s named executive officers, as disclosed in the Company’s 2011 Proxy Statement:

For	Against	Abstentions	Broker Non-Votes
36,256,089	1,592,007	3,915,308	1,238,523

4.                                       Advisory (non-binding) vote on the frequency of the advisory (non-binding) vote on the compensation of the Company’s named executive officers:

Every 3 Years	Every 2 Years	Every 1 Year	Abstentions	Broker Non-Votes
36,091,783	27,497	1,733,568	3,910,556	1,238,523

(d)  On May 26, 2011, following the Annual Meeting, the Board of Directors determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every three years until the next required advisory vote on the frequency of such vote, which will occur no later than the Company’s Annual Meeting of Stockholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

		By:	/s/ Louis J. Briskman
			Name:	Louis J. Briskman
			Title:	Executive Vice President and
General Counsel

Date:	June 1, 2011